                                                                EXHIBIT 99(e)(8)


                            THE SUNRISE MEDICAL INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN




                            THE SUNRISE MEDICAL INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                TABLE OF CONTENTS




                                                                            Page
                                                                            ----

ARTICLE I.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     Section 1.1.  -  General. . . . . . . . . . . . . . . . . . . . . . . . .2
     Section 1.2.  -  Active Participant . . . . . . . . . . . . . . . . . . .2
     Section 1.3.  -  Administrator. . . . . . . . . . . . . . . . . . . . . .2
     Section 1.4.  -  Base Compensation. . . . . . . . . . . . . . . . . . . .2
     Section 1.5.  -  Board. . . . . . . . . . . . . . . . . . . . . . . . . .2
     Section 1.6.  -  Bonus Compensation . . . . . . . . . . . . . . . . . . .2
     Section 1.7.  -  Bonus Payday . . . . . . . . . . . . . . . . . . . . . .3
     Section 1.8.  -  Change in Control; Continuing Directors. . . . . . . . .3
     Section 1.9.  -  Code . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Section 1.10.  -  Committee . . . . . . . . . . . . . . . . . . . . . . .4
     Section 1.11.  -  Companies; Company; Company Affiliate . . . . . . . . .4
     Section 1.12.  -  Compensation. . . . . . . . . . . . . . . . . . . . . .4
     Section 1.13.  -  Disability Retirement . . . . . . . . . . . . . . . . .5
     Section 1.14.  -  Disability Retirement Date. . . . . . . . . . . . . . .5
     Section 1.15.  -  Eligible Employee . . . . . . . . . . . . . . . . . . .5
     Section 1.16.  -  Employee. . . . . . . . . . . . . . . . . . . . . . . .5
     Section 1.17.  -  Employer Contributions Account. . . . . . . . . . . . .5
     Section 1.18.  -  ERISA . . . . . . . . . . . . . . . . . . . . . . . . .5
     Section 1.19.  -  Exchange Act. . . . . . . . . . . . . . . . . . . . . .5
     Section 1.20.  -  Investment Fund . . . . . . . . . . . . . . . . . . . .5
     Section 1.21.  -  Nonqualified Accounts . . . . . . . . . . . . . . . . .5
     Section 1.22.  -  Nonqualified Deferred Compensation Account. . . . . . .6
     Section 1.23.  -  Nonqualified Employer Contributions Account . . . . . .6
     Section 1.24.  -  Normal Retirement . . . . . . . . . . . . . . . . . . .6
     Section 1.25.  -  Normal Retirement Date. . . . . . . . . . . . . . . . .6
     Section 1.26.  -  Participant . . . . . . . . . . . . . . . . . . . . . .6
     Section 1.27.  -  Plan. . . . . . . . . . . . . . . . . . . . . . . . . .6
     Section 1.28.  -  Plan Year . . . . . . . . . . . . . . . . . . . . . . .6
     Section 1.29.  -  Qualified Participant . . . . . . . . . . . . . . . . .6
     Section 1.30.  -  Qualified Plan. . . . . . . . . . . . . . . . . . . . .6
     Section 1.31.  -  Separation from the Service . . . . . . . . . . . . . .7
     Section 1.32.  -  Subsidiary Company. . . . . . . . . . . . . . . . . . .7

                            THE SUNRISE MEDICAL INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                TABLE OF CONTENTS


     Section 1.33.  -  Unforeseeable Emergency . . . . . . . . . . . . . . . .7
     Section 1.34.  -  Vested. . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE II.  ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     Section 2.1.  -  Requirements for Participation . . . . . . . . . . . . .8
     Section 2.2.  -  Deferral Election Procedure. . . . . . . . . . . . . . .8
     Section 2.3.  -  Content of Deferral Election Form. . . . . . . . . . . .8
     Section 2.4.  -  Distribution Election Changes. . . . . . . . . . . . . .9

ARTICLE III.  PARTICIPANT DEFERRALS. . . . . . . . . . . . . . . . . . . . . 10

     Section 3.1.  -  Deferral of Bonus Compensation . . . . . . . . . . . . 10
     Section 3.2.  -  Reduction or Discontinuance of Bonus Compensation
                      Deferral . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE IV.  DEFERRED COMPENSATION AND EMPLOYER CONTRIBUTION CREDITS . . . . 11

     Section 4.1.  -  Nonqualified Deferred Compensation Credits . . . . . . 11
     Section 4.2.  -  Nonqualified Profit Sharing Restoration Credits. . . . 11
     Section 4.3.  -  Nonqualified Supplemental Contribution Credits . . . . 12

ARTICLE V.  NONQUALIFIED ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . 12

     Section 5.1.  -  Nonqualified Deferred Compensation Account . . . . . . 12
     Section 5.2.  -  Nonqualified Employer Contributions Account. . . . . . 13
     Section 5.3.  -  Assignments, etc. Prohibited; Distributions
                      Pursuant to Qualified Domestic Relations Orders. . . . 13

ARTICLE VI.  INVESTMENT FUNDS; VALUATION OF INVESTMENT
     FUNDS AND NONQUALIFIED ACCOUNTS . . . . . . . . . . . . . . . . . . . . 14

     Section 6.1.  -  Investment Funds . . . . . . . . . . . . . . . . . . . 14
     Section 6.2.  -  Investment Fund Elections. . . . . . . . . . . . . . . 15
     Section 6.3.  -  Determination of Values. . . . . . . . . . . . . . . . 15
     Section 6.4.  -  Allocation of Values . . . . . . . . . . . . . . . . . 16
     Section 6.5.  -  Applicability of Nonqualified Account Values . . . . . 16

ARTICLE VII.  VESTING OF NONQUALIFIED ACCOUNTS . . . . . . . . . . . . . . . 16

     Section 7.1.  -  Vesting of Nonqualified Accounts . . . . . . . . . . . 16



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



                            THE SUNRISE MEDICAL INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                TABLE OF CONTENTS



     Section 7.2.  -   Additional Vesting of Nonqualified Accounts. . . . . . 16

ARTICLE VIII.  BENEFITS UPON SEPARATION FROM THE SERVICE . . . . . . . . . .  17

     Section 8.1.  -   Distributions upon Normal Retirement . . . . . . . . . 17
     Section 8.2.  -   Distributions upon Disability Retirement . . . . . . . 17
     Section 8.3.  -   Distributions on Separation from the Service
                       prior to Retirement. . . . . . . . . . . . . . . . . . 18
     Section 8.4.  -   Commencement of Distributions. . . . . . . . . . . . . 18
     Section 8.5.  -   Effect of Delay or Failure to Ascertain Amount
                       Distributable or to Locate Distributee . . . . . . . . 18
     Section 8.6.  -   Forfeitures. . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE IX.  BENEFITS UPON DEATH . . . . . . . . . . . . . . . . . . . . . .  19

     Section 9.1.  -   Distributions upon Separation from the Service
                       by Reason of Death . . . . . . . . . . . . . . . . . . 19
     Section 9.2.  -   Distributions upon Death After Retirement. . . . . . . 19

ARTICLE X.  WITHDRAWALS PRIOR TO SEPARATION FROM THE SERVICE . . . . . . . .  20

     Section 10.1.  -  Hardship Withdrawals. . . . . . . . . . . . . . . . . .20
     Section 10.2.  -  Early Withdrawals . . . . . . . . . . . . . . . . . . .20

ARTICLE XI.  ADMINISTRATIVE PROVISIONS . . . . . . . . . . . . . . . . . . . .21

     Section 11.1.  -  Duties and Powers of the Administrator. . . . . . . . .21
     Section 11.2.  -  Committee . . . . . . . . . . . . . . . . . . . . . . .22
     Section 11.3.  -  Limitations upon Powers of the Administrator. . . . . .22
     Section 11.4.  -  Compensation and Indemnification of
                       Administrator; Expenses of Administration . . . . . . .23
     Section 11.5.  -  Effect of Administrator Action. . . . . . . . . . . . .23
     Section 11.6.  -  Recordkeeping . . . . . . . . . . . . . . . . . . . . .23
     Section 11.7.  -  Statement to Participants . . . . . . . . . . . . . . .24
     Section 11.8.  -  Inspection of Records . . . . . . . . . . . . . . . . .24
     Section 11.9.  -  Identification of Fiduciaries . . . . . . . . . . . . .24
     Section 11.10.  - Procedure for Allocation of Administrative
                       Responsibilities . . . . . . . . . . . . . . . . . . . 24
     Section 11.11.  - Claims Procedure . . . . . . . . . . . . . . . . . . . 24
     Section 11.12.  - Conflicting Claims . . . . . . . . . . . . . . . . . . 26
     Section 11.13.  - Service of Process . . . . . . . . . . . . . . . . . . 26

                            THE SUNRISE MEDICAL INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                TABLE OF CONTENTS




ARTICLE XII.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . .26

     Section 12.1.  -  Termination of the Plan . . . . . . . . . . . . . . . .26
     Section 12.2.  -  Limitation on Rights of Employees . . . . . . . . . . .27
     Section 12.3.  -  Unfunded Obligations of Sunrise Medical Inc.. . . . . .27
     Section 12.4.  -  Grantor Trust . . . . . . . . . . . . . . . . . . . . .27
     Section 12.5.  -  Tax Withholding . . . . . . . . . . . . . . . . . . . .28
     Section 12.6.  -  Errors and Misstatements. . . . . . . . . . . . . . . .28
     Section 12.7.  -  Payment on Behalf of Minor, etc.. . . . . . . . . . . .29
     Section 12.8.  -  Amendment of Plan . . . . . . . . . . . . . . . . . . .29
     Section 12.9.  -  Governing Law . . . . . . . . . . . . . . . . . . . . .29
     Section 12.10.  -  Pronouns and Plurality . . . . . . . . . . . . . . . .29
     Section 12.11.  -  Titles . . . . . . . . . . . . . . . . . . . . . . . .29
     Section 12.12.  -  References . . . . . . . . . . . . . . . . . . . . . .30

                            THE SUNRISE MEDICAL INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                 Sunrise Medical Inc., a Delaware corporation, by resolution of its Board of Directors adopted The Sunrise Medical Inc. Supplemental Executive Retirement Plan (the "Plan"), effective as of June 30, 1998, for the benefit of its eligible Employees and the benefit of the eligible Employees of its Subsidiary Companies.

                 The Plan is comprised of three features: (i) a nonqualified deferred compensation feature, (ii) a nonqualified profit sharing restoration feature, and (iii) a nonqualified supplemental contribution feature. The nonqualified deferred compensation feature provides that an eligible Employee may elect to defer Bonus Compensation (as defined below) otherwise payable to such Employee. An eligible Employee may defer Bonus Compensation in accordance with Article III of the Plan, and amounts so deferred are credited to such Employee's Nonqualified Deferred Compensation Account under Section 4.1 of the Plan.

                 The nonqualified profit sharing restoration feature of the Plan provides that an eligible Employee may be credited with nonqualified profit sharing restoration credits based on the additional Company contributions that would have been allocated to the eligible Employee under the Qualified Plan (as defined below) if the Qualified Plan were not subject to Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"). An eligible Employee's nonqualified profit sharing restoration credits are subject to the limitation under Section 4.2 of the Plan. An eligible Employee's credits under the nonqualified profit sharing restoration feature are credited to such Employee's Nonqualified Employer Contributions Account under Section 4.2 of the Plan

                 Finally, the nonqualified supplemental contributions feature of the Plan provides that an eligible Employee may be credited with nonqualified supplemental contribution credits determined in the discretion of the Board of Directors of Sunrise Medical Inc. An eligible Employee's credits under the nonqualified supplemental contribution feature are credited to such Employee's Nonqualified Employer Contributions Account under Section 4.3 of the Plan.

                 The plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.




                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1.  -  GENERAL

                 Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meanings specified below unless the context clearly indicates to the contrary.

SECTION 1.2.  -  ACTIVE PARTICIPANT

                 "Active Participant" shall mean any Employee who is eligible to participate in the Plan during the Plan Year in question as provided in Article II.

SECTION 1.3.  -  ADMINISTRATOR

                 "Administrator" shall mean Sunrise Medical Inc., acting through the Board or its delegates, except that if the Board appoints a Committee under
Section 11.2, the term "Administrator" shall mean the Committee as to those duties, powers and responsibilities specifically conferred upon the Committee. Sunrise Medical Inc. shall have all duties and responsibilities imposed by ERISA, except as specifically assigned to, delegated to or reserved to the Board or the Committee under the Plan.

SECTION 1.4.  -  BASE COMPENSATION

                 "Base Compensation" of an Employee, determined on any date, shall mean the annual rate of such Employee's total salary from the Companies, and shall exclude such Employee's Bonus Compensation, other bonuses, commissions, incentive compensation, fringe benefits, expense reimbursements and other similar amounts.

SECTION 1.5.  -  BOARD

                 "Board" shall mean the Board of Directors of Sunrise Medical Inc. The Board may delegate any power or duty otherwise allocated to the Administrator to any other person or persons, including a Committee appointed under Section 11.2.

SECTION 1.6.  -  BONUS COMPENSATION

                 (a) Except as provided in subsection (b), "Bonus Compensation" of an Active Participant for any Plan Year shall mean his bonus or bonuses, earned during the fiscal year of Sunrise Medical Inc. ending on the last day of such Plan Year, under The Sunrise Medical Inc. Management Incentive Bonus Program (the "MIB Program") (including any bonus awarded in a previous year under the MIB Program and subsequently earned during such fiscal year), whether such bonus or bonuses would otherwise be paid during such Plan Year or the next following Plan Year. (Currently, cash bonus payments under the MIB Program are made on or around September 1 of the following fiscal year of Sunrise Medical Inc.)

                 (b) "Bonus Compensation" of an Active Participant for a Plan Year shall exclude any portion of a bonus or bonuses that is awarded in respect of the fiscal year of Sunrise Medical Inc. ending on the last day of such Plan Year, to the extent such bonus is required to be deferred until earned in a future fiscal year of Sunrise Medical Inc. under the provisions of the MIB Program.

SECTION 1.7.  -  BONUS PAYDAY

                 "Bonus Payday" of a Participant with respect to Bonus Compensation shall mean the day established for the payment of such Bonus Compensation to such Participant.

SECTION 1.8.  -  CHANGE IN CONTROL; CONTINUING DIRECTORS

                 (a) "Change in Control" shall mean the occurrence of any of the following events:

                      (i) any person (within the meaning of Section 13(a) of the Exchange Act), other than Sunrise Medical Inc., any trustee or other fiduciary holding securities under an employee benefit plan of Sunrise Medical Inc., or any subsidiary of Sunrise Medical Inc., is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of Sunrise Medical Inc. representing fifteen percent (15%) or more of the combined voting power of the then outstanding securities of Sunrise Medical Inc.;

                      (ii) Continuing Directors cease for any reason to constitute at least a majority of the members of the Board;

                      (iii) the stockholders of Sunrise Medical Inc. approve a merger or consolidation of Sunrise Medical Inc. with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of Sunrise Medical Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of Sunrise Medical Inc. or such surviving entity outstanding immediately after such merger or consolidation; or

                      (iv) the stockholders of Sunrise Medical Inc. approve a plan of complete liquidation of Sunrise Medical Inc. or an agreement for the sale, disposition, exchange, lease or other transfer by Sunrise Medical Inc., in one transaction or a series of related transactions, of all or substantially all of the assets of Sunrise Medical Inc.

                 (b) For purposes of paragraph (a)(ii), "Continuing Directors" shall mean

                      (i) persons who were members of the Board on June 1, 1997, and

                      (ii) any new member of the Board (other than a director designated by a person who has entered into an agreement with Sunrise Medical Inc. to effect a transaction described in paragraph (i), (iii) or (iv) of the definition of "Change in Control" in subsection (a)) whose election by the Board or nomination for election by the stockholders of Sunrise Medical Inc. was approved by a vote of at least two-thirds (2/3) of the members of the Board then in office who were either members of the Board on June 1, 1997 or whose election or nomination for election was previously approved as provided in this paragraph (ii).

SECTION 1.9.  -  CODE

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

SECTION 1.10.  -  COMMITTEE

                 "Committee" shall mean the Committee, if any, appointed in accordance with Section 11.2.

SECTION 1.11.  -  COMPANIES; COMPANY; COMPANY AFFILIATE

                 (a) "Companies" shall mean Sunrise Medical Inc. and each Subsidiary Company.

                 (b) "Company" shall mean one of the Companies.

                 (c) "Company Affiliate" shall mean any employer which, at the time of reference, was, with a Company, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary of the Treasury or his delegate under Code Sections 414(b), (c), (m) and any other entity required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o).

SECTION 1.12.  -  COMPENSATION

                 "Compensation" of an Active Participant for any "Plan Year" (as defined in the Qualified Plan) of the Qualified Plan shall mean that portion of his "Compensation" (as defined in the Qualified Plan), that would be taken into account in allocating the discretionary Company contribution to such Active Participant under Section 6.3(c) of the Qualified Plan for such "Plan Year" of the Qualified Plan, determined without regard to the limitation under Code
Section 401(a)(17) and determined by including such Active Participant's Bonus Compensation deferred under Section 3.1(a) on any Bonus Payday occurring during such "Plan Year" of the Qualified Plan.

SECTION 1.13.  -  DISABILITY RETIREMENT

                 "Disability Retirement" of a Participant shall mean his Separation from the Service authorized by the Administrator upon its finding, certified by a licensed physician approved by the Administrator, of the Participant's permanent and total incapacity of engaging in any employment for a Company for physical or mental reasons. In the event any such Participant meets the requirements for disability benefits under the Social Security law then in effect, he shall therefore be deemed to be disabled for purposes of this definition.

SECTION 1.14.  -  DISABILITY RETIREMENT DATE

                 "Disability Retirement Date" of a Participant shall mean the date (prior to his Normal Retirement Date) fixed by the Administrator for his Disability Retirement.

SECTION 1.15.  -  ELIGIBLE EMPLOYEE

                 "Eligible Employee" shall mean an Employee who is a Qualified Participant.

SECTION 1.16.  -  EMPLOYEE

                 "Employee" shall mean any person who renders services to a Company in the status of an employee as that term is defined in Code Section 3121(d).

SECTION 1.17.  -  EMPLOYER CONTRIBUTIONS ACCOUNT

                 "Employer Contributions Account" of a Participant shall mean his "Employer Contributions Account", as defined in the Qualified Plan.

SECTION 1.18.  -  ERISA

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

SECTION 1.19.  -  EXCHANGE ACT

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.20.  -  INVESTMENT FUND

                 "Investment Fund" shall mean one of the Investment Funds which are designated by the Administrator at the time of reference.

SECTION 1.21.  -  NONQUALIFIED ACCOUNTS

                 "Nonqualified Accounts" of a Participant shall mean, as the context indicates, either or both of his Nonqualified Deferred Compensation Account and his Nonqualified Employer Contributions Account.

SECTION 1.22.  -  NONQUALIFIED DEFERRED COMPENSATION ACCOUNT

                 "Nonqualified Deferred Compensation Account" of a Participant shall mean his individual account, if any, in the Plan established in accordance with Section 5.1.

SECTION 1.23.  -  NONQUALIFIED EMPLOYER CONTRIBUTIONS ACCOUNT

                 "Nonqualified Employer Contributions Account" of a Participant shall mean his individual account, if any, in the Plan established in accordance with Section 5.2.

SECTION 1.24.  -  NORMAL RETIREMENT

                 "Normal Retirement" of a Participant shall mean his Separation from the Service upon his Normal Retirement Date, or after such date (except by death).

SECTION 1.25.  -  NORMAL RETIREMENT DATE

                 "Normal Retirement Date" of a Participant shall mean his fifty-fifth birthday.

SECTION 1.26.  -  PARTICIPANT

                 "Participant" shall mean an Employee (or an employee of a Company Affiliate) who is an Active Participant during the Plan Year in question, or who was an Active Participant during a prior Plan Year.

SECTION 1.27.  -  PLAN

                 "Plan" shall mean The Sunrise Medical Inc. Supplemental Executive Retirement Plan.

SECTION 1.28.  -  PLAN YEAR

                 "Plan Year" shall mean the fiscal year of Sunrise Medical Inc. The first "Plan Year" shall be the fiscal year of Sunrise Medical Inc. ending on July 3, 1998.

SECTION 1.29.  -  QUALIFIED PARTICIPANT

                 "Qualified Participant" shall mean an Employee who is a "Participant", as defined in the Qualified Plan.

SECTION 1.30.  -  QUALIFIED PLAN

                 "Qualified Plan" shall mean The Sunrise Medical Inc. Profit Sharing/Savings Plan, as amended from time to time.

SECTION 1.31.  -  SEPARATION FROM THE SERVICE

                 (a) "Separation from the Service" of an Employee (or an employee of a Company Affiliate) shall mean his resignation from or discharge by a Company or a Company Affiliate, or his Disability Retirement, death or Normal Retirement, but shall not include his transfer among the Companies and Company Affiliates.

                 (b) "Separation from the Service" of an Employee employed by a Subsidiary Company (or an employee of a Company Affiliate) shall also mean any merger, reorganization, consolidation, sale of stock or other transaction which results in such Subsidiary Company or Company Affiliate ceasing to be a Subsidiary Company or Company Affiliate, except to the extent such Employee (or employee of a Company Affiliate) transfers employment to a Company or Company Affiliate upon such merger, reorganization, consolidation, sale of stock or other transaction.

                 (c) A leave of absence or sick leave authorized by a Company or a Company Affiliate in accordance with established policies, a vacation period, a temporary layoff for lack of work or a military leave shall not constitute a Separation from the Service, except as so provided under the Qualified Plan.

SECTION 1.32.  -  SUBSIDIARY COMPANY

                 "Subsidiary Company" shall mean any corporation in an unbroken chain of corporations beginning with Sunrise Medical Inc. if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 1.33.  -  UNFORESEEABLE EMERGENCY

                 "Unforeseeable Emergency" of a Participant, as determined by the Administrator, shall mean a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more events beyond the control of the Participant.

SECTION 1.34.  -  VESTED

                 "Vested," when used with reference to a Participant's Nonqualified Accounts, shall mean nonforfeitable, except as provided in the Plan.

                                   ARTICLE II.

                                   ELIGIBILITY

SECTION 2.1.  -  REQUIREMENTS FOR PARTICIPATION

                 (a) Any Employee who on the first day of a Plan Year or, in the case of the first Plan Year with respect to which such Employee satisfies the requirements of paragraphs (i) and (ii), the first day of a calendar month of such Plan Year

                      (i)   is an Eligible Employee, and

                      (ii) has Base Compensation greater than $140,000 (or, if greater, the dollar amount under Code Section 401(a)(17) that is applicable to the Qualified Plan with respect to the "Plan Year" (as defined in the Qualified Plan) of the Qualified Plan ending nearest to the last day of the Plan Year in question, less $20,000)

shall become an Active Participant as of the first day of such Plan Year, or the first day of such calendar month, as the case may be, and shall be an Active Participant until the last day of such Plan Year. Notwithstanding the foregoing, any Employee who on June 30, 1998 is an Eligible Employee, and has Base Compensation greater than $140,000, shall become an Active Participant on June 30, 1998.

                 (b) An Employee who is an Active Participant during any Plan Year shall not be an Active Participant for any subsequent Plan Year unless such Employee satisfies the requirements of subsection (a) with respect to such Plan Year.

SECTION 2.2.  -  DEFERRAL ELECTION PROCEDURE

                 The Administrator shall provide each Active Participant for a Plan Year with a Bonus Compensation deferral election form on which the Active Participant may elect to defer his Bonus Compensation under Article III prior to the first day of such Plan Year (or the date on which he first becomes an Active Participant). Each Active Participant electing to defer Bonus Compensation under
Article III for a Plan Year shall complete and execute the Bonus Compensation Deferral Election form and return it to the Administrator in accordance with the Rules of the Plan.

SECTION 2.3.  -  CONTENT OF DEFERRAL ELECTION FORM

                 (a) Each Active Participant for a Plan Year shall set forth on his Bonus Compensation Deferral Election form for such Plan Year

                      (i) his consent that he, his successors in interest and assigns and all persons claiming under him shall be bound, to the extent authorized by law, by the statements contained therein and by the provisions of the Plan as they now exist, and as they may be amended from time to time,

                      (ii) the percentage of his Bonus Compensation for such Plan Year to be deferred under Article III and, in such case, his authorization to the Company employing him to reduce his Bonus Compensation in accordance with Section 3.1(a),

                      (iii) the allocation of his nonqualified deferred compensation credits, his nonqualified profit sharing restoration credits and his nonqualified supplemental contribution credits under Sections 4.1, 4.2 and 4.3 among the Investment Funds elected in accordance with Section 6.2, and

                      (iv) such other information as may be required for the administration of the Plan.

                 (b) In addition, upon first becoming an Active Participant, an Active Participant shall set forth on his Bonus Compensation Deferral Election form his elections regarding the form of distribution of his Nonqualified Accounts in the event of a Separation from the Service by reason of Normal Retirement, Disability Retirement and death. Such an Active Participant shall make a separate distribution election for distributions under Sections 8.1 (Distributions upon Normal Retirement), 8.2 (Distributions upon Disability Retirement) and 9.1 (Distributions upon Separation from the Service by Reason of Death). Each distribution election shall provide for

                      (i) his election to receive the distribution of his Nonqualified Accounts in the event of the Separation from the Service designated by such election in the form of a lump sum payment or installment payments, and

                      (ii) in the event he elects to receive the distribution of his Nonqualified Accounts in the form of installment payments, the number of years (not exceeding 10 years) during which such installments shall be paid and whether such installments shall be paid annually or quarterly.

SECTION 2.4.  -  DISTRIBUTION ELECTION CHANGES

                 (a) A Participant may change a distribution election made by such Participant in accordance with subsection 2.3(b) or this Section, subject to the requirements and limitations of this Section. A Participant electing under this Section to change a distribution election must complete and execute a Distribution Election Change form and return it to the Administrator in accordance with the Rules of the Plan. For purposes of this Section, a Participant shall be considered to have elected to change a distribution election on the date that the Administrator receives such form.

                 (b) A Participant may elect to change his election regarding the distribution of his or her Nonqualified Accounts in the event of a Separation from the Service by reason of Normal Retirement, Disability Retirement or death. A Participant's election to change a distribution election shall set forth

                      (i) the Separation from the Service event to which the election applies,

                      (ii) his election to receive the distribution of his Nonqualified Accounts in the event of the Separation from the Service designated under paragraph (i) in the form of a lump sum payment or installment payments, and

                      (iii) in the event he elects to receive the distribution of his Nonqualified Accounts in the form of installment payments, the number of years (not exceeding 10 years) during which such installments shall be paid and whether such installments shall be paid annually or quarterly.

                 (c) A Participant's election under this Section to change a distribution election shall not be effective until the first day of the second calendar year following the calendar year in which the election under this
Section is made. An election under this Section shall not become effective if such Participant incurs a Separation from the Service before such election becomes effective.


                                  ARTICLE III.

                              PARTICIPANT DEFERRALS

SECTION 3.1.  -  DEFERRAL OF BONUS COMPENSATION

                 (a) An Active Participant for a Plan Year may elect, in accordance with the Rules of the Plan, to defer to his Nonqualified Deferred Compensation Account an amount equal to any whole number percentage, which is not greater than 25%, of his Bonus Compensation for such Plan Year. The Bonus Compensation for such Plan Year paid to such Active Participant shall be reduced by the amount deferred under this subsection (a).

                 (b) Such Bonus Compensation deferral election shall be made on the form described in Section 2.3 and shall be delivered to the Administrator before the first day of the Plan Year or, in the case of an Active Participant who first becomes an Active Participant during such Plan Year, prior to the date on which he becomes an Active Participant and, in each case, shall remain in effect for such Plan Year, except as provided in Section 3.2(b).

SECTION 3.2.  -  REDUCTION OR DISCONTINUANCE OF BONUS COMPENSATION DEFERRAL

                 (a) Except as provided in subsection (b), an Active Participant may not reduce or discontinue his Bonus Compensation deferral election for any Plan Year made pursuant to Section 3.1(a).

                 (b) An Active Participant may reduce or discontinue his Bonus Compensation deferral election for any Plan Year made pursuant to Section 3.1(a) on account of his Unforeseeable Emergency, subject to the following requirements:

                      (i) the Active Participant's reduction or discontinuance shall not exceed the amount which is necessary to satisfy the Unforeseeable Emergency, less the amount which can be satisfied from other resources which are reasonably available to the Active Participant, and

                      (ii) the reduction or discontinuance shall apply only to the portion of such Active Participant's Bonus Compensation for such Plan Year that is payable after such reduction or discontinuance.

An Active Participant may request a reduction or discontinuance of his Bonus Compensation deferral election on the form specified by the Administrator in accordance with the Rules of the Plan. In the event that an Active Participant discontinues his Bonus Compensation deferral election in accordance with this subsection, the agreement described in Section 2.3(a)(ii) for such Plan Year with respect to such Active Participant shall terminate and such Participant shall not defer Bonus Compensation under Section 3.1(a) with respect to the Plan Year next following the Plan Year during which such agreement terminates.


                                   ARTICLE IV.

              DEFERRED COMPENSATION AND EMPLOYER CONTRIBUTION CREDITS

SECTION 4.1.  -  NONQUALIFIED DEFERRED COMPENSATION CREDITS

                 For each Plan Year, each Active Participant's Nonqualified Deferred Compensation Account shall be credited with a nonqualified deferred compensation credit in an amount equal to the amount of any Bonus Compensation elected for deferral by such Active Participant under Section 3.1. The amount deferred shall be credited to such Active Participant's Nonqualified Deferred Compensation Account as of the Bonus Payday of such Bonus Compensation.

SECTION 4.2.  -  NONQUALIFIED PROFIT SHARING RESTORATION CREDITS

                 (a) For each Plan Year, each Active Participant's Nonqualified Employer Contributions Account shall be credited with a nonqualified profit sharing restoration credit in an amount, if any, determined based on the discretionary Company contribution provisions of Section 6.3(c) of the Qualified Plan applicable to the Active Participant, which shall be equal to:

                      (i) the sum of the amounts that would be determined under subparagraphs 6.3(c)(i)a and b of the Qualified Plan for the "Plan Year" (as defined in Qualified Plan) of the Qualified Plan ending nearest to the last day of such Plan Year, determined as if such Active Participant's Compensation were substituted for such Active Participant's "Compensation" (as defined in the Qualified Plan) for such "Plan Year" thereunder, less

                      (ii) the amount credited to such Active Participant's "Employer Contributions Account" (as defined in the Qualified Plan) under Section 6.3(c) of the Qualified Plan for such "Plan Year" of the Qualified Plan;

provided, however, that, for purposes of this subsection (a), the amount determined under paragraph (i) shall not exceed 10% of such Active Participant's Compensation. An Active Participant shall be credited with a nonqualified profit sharing restoration credit for a Plan Year only if discretionary Company contributions are allocated to his "Employer Contributions Account" (as defined in the Qualified Plan) under Section 6.3(c) of the Qualified Plan for the "Plan Year" (as defined in the Qualified Plan) of the Qualified Plan ending nearest to the last day of such Plan Year.

                 (b) The amount allocated to an Active Participant under subsection (a) shall be credited to such Active Participant's Nonqualified Employer Contributions Account on the date on which the discretionary Company contributions under the Qualified Plan for the "Plan Year" of the Qualified Plan are actually contributed to the Qualified Plan.

SECTION 4.3.  -  NONQUALIFIED SUPPLEMENTAL CONTRIBUTION CREDITS

                 For each Plan Year, the Board may, in its discretion, allocate nonqualified supplemental contribution credits to one or more Active Participants. The amount of any nonqualified supplemental contribution credit allocated to an Active Participant shall be determined by the Board. Any nonqualified supplemental contribution credit allocated to an Active Participant under this Section shall be credited to such Participant's Nonqualified Employer Contributions Account as of the date determined by the Board.


                                   ARTICLE V.

                              NONQUALIFIED ACCOUNTS

SECTION 5.1.  -  NONQUALIFIED DEFERRED COMPENSATION ACCOUNT

                 The Administrator shall establish and maintain for each Participant a Nonqualified Deferred Compensation Account to which shall be:

                 (a)  credited the amounts allocated thereto under Section 4.1,

                 (b)  debited his withdrawals and forfeitures under Article X,

                 (c)  debited the distributions under Articles VIII and IX, and

                 (d)  debited and credited the amounts determined under Article
VI.

SECTION 5.2.  -  NONQUALIFIED EMPLOYER CONTRIBUTIONS ACCOUNT

                 The Administrator shall establish and maintain for each Participant a Nonqualified Employer Contributions Account to which shall be:

                 (a) credited the amounts allocated thereto under Sections 4.2 and 4.3,

                 (b)  debited his withdrawals and forfeitures under Article X,

                 (c) debited the distributions and forfeitures under Articles VIII and IX, and

                 (d)  debited and credited the amounts determined under Article
VI.

SECTION 5.3.  -  ASSIGNMENTS, ETC. PROHIBITED; DISTRIBUTIONS
                 PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS

                 (a) Except as provided in subsection (b), no part of the Nonqualified Accounts of a Participant shall be liable for the debts, contracts or engagements of such Participant, his "Beneficiary" or "Beneficiaries" under the Qualified Plan or his successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except to designate a "Beneficiary" or "Beneficiaries" as provided in the Qualified Plan.

                 (b) Subsection (a) shall not apply to the creation, assignment or recognition of a right of an "alternate payee," as defined in ERISA Section 206(d)(3)(K) (the "Alternate Payee"), to all or any portion of the Nonqualified Accounts of a Participant pursuant to a "qualified domestic relations order," as defined in ERISA Section 206(d)(3)(B)(i) (a "QDRO"), and all or such portion of such Participant's Nonqualified Accounts shall be distributed to such Alternate Payee in accordance with this subsection (b), Articles VIII, IX and X and the terms of such QDRO. For purposes of this subsection, and notwithstanding any other provision of the Plan to the contrary, a "qualified domestic relations order" may provide for the distribution of all or a portion of Vested interest in a Participant's Nonqualified Accounts to such Alternate Payee prior to such Participant's Separation from the Service and without regard to such Participant's age. Such Alternate Payee shall be treated as a Participant for purposes of Articles VI, VIII, IX and X with respect to the amounts that are to be distributed to such Alternate Payee under the terms of the QDRO. Except as provided under the terms of the QDRO, all or such portion of a Participant's Nonqualified Accounts that is to be distributed to the Alternate Payee under
Section 8.1, 8.2 or 9.1 shall be distributed in accordance with the Participant's distribution election, made under Article II with respect to the applicable Separation from the Service event, that is in effect on the date of the creation, assignment or recognition of such Alternate Payee's right to all or such portion of such Nonqualified Accounts under the terms of the QDRO. To the extent provided under the terms of the QDRO:

                      (i) The Administrator shall establish Nonqualified Accounts for the Alternate Payee, to which shall be credited the amounts allocated thereto under the terms of the QDRO. The amounts so credited shall be debited from the Participant's Nonqualified Accounts.

                      (ii) The Alternate Payee's Vested interest in the amounts credited to an Alternate Payee's Nonqualified Accounts shall be determined based on the Participant's Vested interest in his Nonqualified Accounts.

                      (iii) The Alternate Payee may elect, as permitted under the Rules of the Plan, to have amounts credited to such Alternate Payee's Nonqualified Accounts, as such Accounts are then stated, reallocated among any one or more of the Investment Funds available to the Nonqualified Accounts in accordance with Section 6.2.

                      (iv) The Alternate Payee may designate a beneficiary or beneficiaries to receive the amount credited to the Alternate Payee's Nonqualified Accounts in the event of the death of the Alternate Payee. Designation or redesignation of a beneficiary or beneficiaries must be made in writing on a form provided by the Administrator and shall become effective upon delivery to the Administrator. If the Alternate Payee dies having failed to designate a beneficiary, or if no such beneficiary complies with the Rules of the Plan or survives the Alternate Payee, or survives to the date of any payment in question, the amount otherwise payable to such beneficiary shall be paid in one lump sum, less any amounts required to be withheld by law, to the Alternate Payee's estate.
         An Alternate Payee's beneficiary or beneficiaries (or estate) shall receive the amount credited to the Alternate Payee's Nonqualified Accounts, less any amounts required to be withheld by law, in a one lump sum payment. Such payment shall be made not later than 60 days after the end of the calendar quarter in which the Alternate Payee's death occurs.


                                   ARTICLE VI.

                           INVESTMENT FUNDS; VALUATION
                  OF INVESTMENT FUNDS AND NONQUALIFIED ACCOUNTS

SECTION 6.1.  -  INVESTMENT FUNDS

                 The Administrator shall designate one or more Investment Funds for purposes of valuing the Nonqualified Accounts of Participants as provided in Sections 6.2, 6.3 and 6.4. Each Participant's Nonqualified Accounts shall be credited or debited with the amount of interest, earnings, gains or losses of the Investment Fund that would have accrued to the amounts allocated to such Investment Fund under Section 6.2 had such amounts been invested in such Investment Fund during the relevant period.

SECTION 6.2.  -  INVESTMENT FUND ELECTIONS

                 (a) A Participant (or a "Beneficiary" of a deceased Participant) may elect in accordance with the Rules of the Plan adopted by the Administrator

                      (i) effective upon becoming an Active Participant, or as permitted thereafter under the Rules of the Plan, to have such Participant's nonqualified deferred compensation credits, nonqualified profit sharing restoration credits and nonqualified supplemental contribution credits for each Plan Year to his Nonqualified Accounts allocated to any one or more of the Investment Funds in such proportions as are permitted by the Administrator under the Rules of the Plan, or to change any prior such election, and

                      (ii) effective as permitted under the Rules of the Plan, to have amounts credited to such Participant's Nonqualified Accounts, as such Accounts are then stated, reallocated among any one or more of the Investment Funds available to the Nonqualified Accounts under paragraph
        (i).

                 (b) Any such election under paragraph (a)(i) shall remain in effect until revoked or modified by the Active Participant. In the case that amounts credited to an Active Participant's Nonqualified Accounts are allocated to more than one Investment Fund, changes in proportions due to investment results shall not require any reallocation among Investment Funds, unless the Active Participant so elects under paragraph (a)(ii).

                 (c) In making any election under this Section, a Participant shall acknowledge receipt from the Administrator of a description of the Investment Funds and the investment objectives thereof.

                 (d) If a Participant fails or declines to make an election under this paragraph (a)(i), the nonqualified deferred compensation credits, nonqualified profit sharing restoration credits and the nonqualified supplemental contribution credits credited to the Participant's Nonqualified Accounts shall be allocated to one or more Investment Funds as directed by the Administrator.

SECTION 6.3.  -  DETERMINATION OF VALUES

                 As of each business day, the Administrator shall determine the fair market value of each Investment Fund based upon the information reasonably available to the Administrator including the data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for the purposes of the Code. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such valuation date shall establish fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan.

SECTION 6.4.  -  ALLOCATION OF VALUES

                 The difference between the total value of the amounts allocated to each Investment Fund (determined as if such amounts had been invested in the investment or investments that comprise such Investment Fund during the relevant period), as determined under Section 6.3, and the total of the portions of the Nonqualified Accounts allocated thereto, as valued hereunder as of the next preceding business day of the valuation period and as increased by credits under Sections 4.1, 4.2 and 4.3, and decreased by debits under Articles VIII, IX and X, during the current valuation period, shall be allocated among the Nonqualified Accounts allocated to such Investment Fund in proportion to the respective values of the Nonqualified Accounts allocated to such Investment Fund as of such next preceding business day.

SECTION 6.5.  -  APPLICABILITY OF NONQUALIFIED ACCOUNT VALUES

                 The value of a Nonqualified Account as determined as of a given date under this Article, plus any amounts subsequently allocated thereto under Sections 4.1, 4.2 or 4.3, and less any amounts withdrawn, distributed or forfeited under Articles VIII, IX and X, shall remain the value thereof for all purposes of the Plan until revalued hereunder.


                                  ARTICLE VII.

                        VESTING OF NONQUALIFIED ACCOUNTS

SECTION 7.1.  -  VESTING OF NONQUALIFIED ACCOUNTS

                 (a) Except as provided in Section 8.5(b) and 10.2, each Participant's interest in his Nonqualified Deferred Compensation Account shall be Vested at all times.

                 (b) Except as provided in Sections 7.2, 8.5(b) and 10.2, each Participant's Vested interest in his Nonqualified Employer Contributions Account shall be the Vested percentage of such Participant's "Employer Contributions Account" under the Qualified Plan.

SECTION 7.2.  -  ADDITIONAL VESTING OF NONQUALIFIED ACCOUNTS

                 In addition to the conditions to a fully Vested interest described in 7.1(b) above, and except as provided in Sections 8.5(b) and 10.2, the interest of a Participant in his Nonqualified Employer Contributions Account shall become fully Vested upon the earliest to occur of

                 (a)  his death,

                 (b)  his Normal Retirement Date,

                 (c)  his Disability Retirement Date, or

                 (d) a Change in Control.

                                  ARTICLE VIII.

                    BENEFITS UPON SEPARATION FROM THE SERVICE

SECTION 8.1.  -  DISTRIBUTIONS UPON NORMAL RETIREMENT

                 A Participant who has a Separation from the Service by reason of Normal Retirement shall receive the amount credited to his Nonqualified Accounts, less any amounts required to be withheld by law, in one of the following methods, as elected by the Participant pursuant to Article II:

                 (a)  payment of such amount in one lump sum, or

                 (b) payment of such amount in any fixed number of annual or quarterly installments of at least $100 during such period (not exceeding 10 years) as is designated by such Participant pursuant to Article II, the amount of each such installment to be determined by dividing

                      (i) the amount of his Nonqualified Accounts (as adjusted for debits and credits under Article VI and prior withdrawals and distributions) as of the last day of the immediately preceding calendar quarter, by

                      (ii) the remaining number of installments to be paid.

SECTION 8.2.  -  DISTRIBUTIONS UPON DISABILITY RETIREMENT

                 A Participant who has a Separation from the Service by reason of Disability Retirement shall receive the amount credited to his Nonqualified Accounts, less any amounts required to be withheld by law, in one of the following methods, as elected by the Participant pursuant to Article II:

                 (a)  payment of such amount in one lump sum, or

                 (b) payment of such amount in any fixed number of annual or quarterly installments of at least $100 during such period (not exceeding 10 years) as is designated by such Participant pursuant to Article II, the amount of each such installment to be determined by dividing

                      (i) the amount of his Nonqualified Accounts (as adjusted for debits and credits under Article VI and prior withdrawals and distributions) as of the last day of the immediately preceding calendar quarter, by

                      (ii) the remaining number of installments to be paid.

SECTION 8.3.  -  DISTRIBUTIONS ON SEPARATION FROM THE SERVICE PRIOR TO
                 RETIREMENT

                 A Participant who has a Separation from the Service (other than by reason of his death, Disability Retirement, Normal Retirement) shall receive the Vested amount credited to his Nonqualified Accounts, less any amounts required to be withheld by law, in one lump sum payment.

SECTION 8.4.  -  COMMENCEMENT OF DISTRIBUTIONS

                 A Participant shall receive or commence distribution of his Nonqualified Accounts under Section 8.1, 8.2 or 8.3 not later than 60 days after the last day of the calendar quarter in which his Separation from the Service occurs. In the event that such Participant receives installments, such Participant shall receive subsequent annual or quarterly installments from his Nonqualified Accounts not later than 60 days after each anniversary of the last day of the calendar quarter in which his Separation from the Service occurs, or the last day of each calendar quarter, as the case may be.

SECTION 8.5.  -  EFFECT OF DELAY OR FAILURE TO ASCERTAIN
                 AMOUNT DISTRIBUTABLE OR TO LOCATE DISTRIBUTEE

                 (a) If an amount payable under Article VIII or IX cannot be ascertained or the person to whom it is payable has not been ascertained or located within the stated time limits and reasonable efforts to do so have been made, then distribution shall be made not later than 60 days after such amount is determined or such person is ascertained or located, or as prescribed in subsection (b).

                 (b) If, within one year after a Participant has a Separation from the Service, the Administrator, in the exercise of due diligence, has failed to locate him (or if such Separation from the Service is by reason of his death, has failed to locate the person entitled to the amount in his Nonqualified Accounts under Article IX), his entire distributable interest in the Plan shall be forfeited; provided, however, that if the Participant (or in the case of his death, the person entitled thereto under Article IX) makes proper claim therefor under Section 11.11, the amount so forfeited shall be paid to such Participant or such person in a lump sum not later than 60 days after such claim is made.

SECTION 8.6.  -  FORFEITURES

                 If a Participant has a Separation from the Service, the portion of his Nonqualified Employer Contributions Account which is not Vested shall be forfeited immediately and Sunrise Medical Inc. shall cease to be obligated under Articles VIII, IX, and X with respect to the portion of such Nonqualified Account that is forfeited.

                                   ARTICLE IX.

                               BENEFITS UPON DEATH

SECTION 9.1.  -  DISTRIBUTIONS UPON SEPARATION FROM THE SERVICE BY REASON OF
                 DEATH

                 (a) If a Participant has a Separation from the Service by reason of death, such Participant's "Beneficiary" or "Beneficiaries" under the Qualified Plan shall receive the amount credited to his Nonqualified Accounts, less any amounts required to be withheld by law, in one of the following methods, as elected by the Participant pursuant to Article II:

                      (i)  payment of such amount in one lump sum, or

                      (ii) payment of such amount in any fixed number of annual or quarterly installments of at least $100 during such period (not exceeding 10 years) as is designated by such Participant pursuant to
        Article II, the amount of each such installment to be determined by dividing

                              a   the amount of his Nonqualified Accounts (as
                 adjusted for debits or credits under Article VI and prior withdrawals and distributions) as of the last day of the immediately preceding calendar quarter, by

                              b   the remaining number of installments to be
                 paid.

A "Beneficiary" shall receive or commence distribution of his portion of the Participant's Nonqualified Accounts under this Section not later than 60 days after the last day of the calendar quarter in which the Participant's death occurs. If a "Beneficiary" receives installments, the "Beneficiary" shall receive subsequent annual or quarterly installments from the Participant's Nonqualified Accounts not later than 60 days after each anniversary of the last day of the calendar quarter in which the Participant's death occurs, or the last day of each calendar quarter, as the case may be.

                 (b)  If a "Beneficiary" receives installments under subsection
(a), upon the death of such "Beneficiary", the portion of the amount credited to the Participant's Nonqualified Accounts to which such "Beneficiary" was entitled, less any amounts required to be withheld by law, shall be paid in one lump sum to the estate of such "Beneficiary."

SECTION 9.2.  -  DISTRIBUTIONS UPON DEATH AFTER RETIREMENT

                 (a) If a Participant has a Separation from the Service by reason of Normal Retirement or Disability Retirement, and receives the amount credited to his Nonqualified Accounts in installments in accordance with Section
8.1 or 8.2, upon the death of such Participant, such Participant's "Beneficiary" or "Beneficiaries" under the Qualified Plan shall receive the amount credited to such Participant's Nonqualified Accounts, less any amounts required to be withheld by law, in the form of the remaining installments that would otherwise have been paid to such Participant under Section 8.1 or 8.2, as applicable.
Each "Beneficiary"
shall receive such annual or quarterly installments from the Participant's Nonqualified Accounts not later than 60 days after each anniversary of the last day of the calendar quarter in which the Participant's Separation from the Service occurred, or the last day of each calendar quarter, as the case may be.

                 (b)  If a "Beneficiary" receives installments under subsection
(a), upon the death of such "Beneficiary", the portion of the amount credited to the Participant's Nonqualified Accounts to which such "Beneficiary" was entitled, less any amounts required to be withheld by law, shall be paid in one lump sum to the estate of such "Beneficiary".


                                   ARTICLE X.

                WITHDRAWALS PRIOR TO SEPARATION FROM THE SERVICE

SECTION 10.1.  -  HARDSHIP WITHDRAWALS

                 (a) A Participant may make a withdrawal from his Nonqualified Deferred Compensation Account and the Vested portion of his Nonqualified Employer Contributions Account on account of his Unforeseeable Emergency under this Section, subject to the following requirements:

                      (i) the Participant's withdrawal shall not exceed the amount which is necessary to satisfy the Unforeseeable Emergency, less the amount which can be satisfied from other resources which are reasonably available to the Participant and from a discontinuance of such Participant's Bonus Compensation deferral election, if any, for the Plan Year in question under Section 3.2(b), and

                      (ii) the denial of the Participant's withdrawal would result in severe financial hardship to the Participant.

A Participant may request a withdrawal on account of Unforeseeable Emergency on the form specified by the Administrator and in accordance with the Rules of the Plan.

                 (b) A Participant's withdrawal under this Section, less any amounts required to be withheld by law, shall be paid in one lump sum to the Participant not later than 60 days after the approval by the Administrator of such Participant's withdrawal request.

                 (c) In the event that a Participant makes a withdrawal under this Section, such Participant shall not defer Bonus Compensation under Section 3.1(a) with respect to the Plan Year beginning on or after the date of such withdrawal.

SECTION 10.2.  -  EARLY WITHDRAWALS

                 (a) A Participant may make a withdrawal from his Nonqualified Deferred Compensation Account and the Vested portion of his Nonqualified Employer Contributions Account, subject to the following requirements:

                      (i) the Participant shall designate the portion of the Vested amount credited to his Nonqualified Accounts that is subject to withdrawal and forfeiture under this Section,

                      (ii) the Participant's withdrawal shall be in an amount equal to 85% of the amount designated in paragraph (i), and

                      (iii) upon such withdrawal, the amount equal to 15% of the amount designated in paragraph (i) shall be forfeited.

A Participant may request a withdrawal under this Section on the form specified by the Administrator and in accordance with the Rules of the Plan.

                 (b) A Participant's withdrawal under this Section, less any amounts required to be withheld by law, shall be paid in one lump sum to the Participant not later than 60 days after the receipt by the Administrator of such Participant's withdrawal request. In the event that a Participant makes a withdrawal under this Section, such Participant shall not defer Bonus Compensation under Section 3.1(a) with respect to the Plan Year beginning on or after the date of such withdrawal.


                                   ARTICLE XI.

                            ADMINISTRATIVE PROVISIONS

SECTION 11.1.  -  DUTIES AND POWERS OF THE ADMINISTRATOR

                 (a) The Administrator shall administer the Plan in accordance with the Plan and ERISA and shall have full discretionary power and authority:

                      (i) to engage actuaries, attorneys, accountants, appraisers, brokers, consultants, administrators, physicians or other firms or persons and (with its officers, directors and Employees) to rely upon the reports, advice, opinions or valuations of any such persons except as required by law;

                      (ii) to adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules;

                      (iii) to construe the Plan and the Rules of the Plan;

                      (iv) to determine questions of eligibility and vesting of Participants;

                      (v) to determine entitlement to a benefit and to distributions of Participants, Beneficiaries, and all other persons;

                      (vi) to make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority;

                      (vii) to appoint claims and review officials to conduct claims procedures as provided in Section 11.11; and

                      (viii) to delegate any duty, power or responsibility to the Committee, to any firm or person engaged under paragraph (i) or to any other person or persons.

                 (b) Every finding, decision, and determination made by the Administrator (or its delegate) shall, to the full extent permitted by law, be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

SECTION 11.2.  -  COMMITTEE

                 (a) The Board may establish a Committee consisting of three or more members to hold office at the pleasure of the Board. Each remaining member shall be appointed by the Board.

                 (b) The Committee shall have such powers, duties and responsibilities as are delegated to it by the Board. The Board may amend, modify or terminate the delegation of powers, duties and responsibilities to the Committee from time to time. Any power, duty or responsibility no longer delegated to the Committee shall become a power, duty or responsibility of the Board, and may be delegated by the Board to such person or persons as the Board determines appropriate. Committee members shall not receive payment for their services as such.

                 (c) Appointment of Committee members shall be effective upon filing of written acceptance of appointment with the Board. A Committee member may resign at any time by delivery of written notice to the Board.

                 (d) Vacancies in the Committee shall be filled in accordance with subsection (a).

                 (e) The Committee shall act by a majority of its members in office, either by meeting or by a written instrument executed by a majority of the Committee members. The Committee may, by a written instrument executed by all of the Committee members then in office, authorize one of its members to execute any instrument required to be executed by the Committee.

                 (f) The Chairperson of the Committee shall appoint a Secretary to keep the minutes of its meetings.

SECTION 11.3.  -  LIMITATIONS UPON POWERS OF THE ADMINISTRATOR

                 The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

SECTION 11.4.  - COMPENSATION AND INDEMNIFICATION OF
                 ADMINISTRATOR; EXPENSES OF ADMINISTRATION

                 (a) The Companies shall pay or reimburse each Committee member and each Employee functioning under Section 11.1(a)(viii) for all expenses (including reasonable attorneys' fees) properly incurred by him in the administration of the Plan.

                 (b) The Companies shall indemnify and hold each such Employee and Committee member harmless from all claims, liabilities and costs (including reasonable attorneys' fees) arising out of the good faith performance of his functions hereunder.

                 (c) The Companies shall obtain and provide for any Employee and Committee member, at the expense of the Companies, liability insurance against liabilities imposed on him by law.

                 (d) Legal fees incurred in the preparation and amendment of documents shall be paid by the Companies.

                 (e) Except as provided in subsection (a), fees and expenses of persons rendering services to the Plan shall not be paid or reimbursed by the Companies, except as agreed upon by the Companies.

SECTION 11.5.  -  EFFECT OF ADMINISTRATOR ACTION

                 Except as provided in Section 11.3, all actions taken and all determinations made by the Administrator (or its delegate) in good faith shall be final and binding upon all Participants, their "Beneficiaries" and any other person.

SECTION 11.6.  -  RECORDKEEPING

                 (a) The Administrator shall maintain suitable records as follows:

                      (i) records of each Participant's Nonqualified Accounts which, among other things, shall show separately all debits and credits thereto, and

                      (ii) records of its deliberations and decisions.

                 (b) The Administrator shall appoint a secretary, and at its discretion, an assistant secretary, to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Administrator, such documents, reports or other matters as may be necessary or appropriate under ERISA and to perform ministerial acts.

                 (c) The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Companies.

SECTION 11.7.  -  STATEMENT TO PARTICIPANTS

                 Within 60 days after the last day of each calendar quarter of the Plan Year, the Administrator shall furnish to each Participant a statement setting forth the value of his Nonqualified Accounts and such other information as the Administrator shall deem advisable to furnish.

SECTION 11.8.  -  INSPECTION OF RECORDS

                 Copies of the Plan and the records of a Participant's Nonqualified Accounts shall be open to inspection by him or his duly authorized representatives at the office of the Administrator at any reasonable business hour.

SECTION 11.9.  -  IDENTIFICATION OF FIDUCIARIES

                 (a) The Administrator shall be the named fiduciary of the Plan and, as permitted or required by law, shall have exclusive authority and discretion to operate and administer the Plan.

                 (b) The named fiduciary, the Board, the Companies, and every person who exercises any discretionary authority or discretionary control respecting the Plan or who has any discretionary authority or discretionary responsibility in the administration of the Plan, including any person designated by the named fiduciary to carry out fiduciary responsibilities under the Plan, shall be a fiduciary and as such shall be subject to provisions of ERISA and other applicable laws governing fiduciaries.

SECTION 11.10.  -  PROCEDURE FOR ALLOCATION OF ADMINISTRATIVE RESPONSIBILITIES

                 (a) Administrative responsibilities under the Plan shall be allocated as follows:

                      (i) the sole duties, responsibilities and powers allocated to the Board, any Company, the Committee and any other person shall be those expressly provided in the relevant Sections of the Plan, and

                      (ii) all administrative responsibilities not allocated to the Board, or the Companies, are allocated to the Administrator, subject to delegation.

                 (b) Administrative responsibilities under the Plan may be reallocated among fiduciaries by amending the Plan in the manner prescribed in
Section 12.7, followed by the fiduciaries' acceptance of, or operation under, such amended Plan.

SECTION 11.11.  -  CLAIMS PROCEDURE

                 (a) A claim by a Participant, "Beneficiary" or any other person shall be presented to the claims official appointed by the Administrator (or its delegate) in writing within the maximum time permitted by law or under the regulations of the Secretary of Labor or his delegate pertaining to claims procedures.

                 (b) The claims official shall, within a reasonable time, consider the claim and shall issue his determination thereon in writing.

                 (c) If the claim is granted, the appropriate distribution or payment shall be made by the Companies.

                 (d) If the claim is wholly or partially denied, the claims official shall, within 90 days (or such longer period as may be reasonably necessary), provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant

                      (i)   the specific reason or reasons for such denial;

                      (ii) specific reference to pertinent Plan provisions on which the denial is based;

                      (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                      (iv) an explanation of the Plan's claims review procedure.

                 (e) The Administrator (or its delegate) shall provide each claimant with a reasonable opportunity to appeal the claim official's denial of a claim to a review official (appointed by the Administrator (or its delegate) in writing) for a full and fair review. The claimant or his duly authorized representative

                      (i) may request a review upon written application to the review official (which shall be filed with it),

                      (ii)  may review pertinent documents, and

                      (iii) may submit issues and comments in writing.

                 (f) The review official may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than 60 days after receipt by the claimant of written notice of denial of his claim.

                 (g) The decision by the review official upon review of a claim shall be made not later than 60 days after his receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of such request for review.

                 (h) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

                 (i) In considering claims under this claims procedure, the claims official and the review official shall have fiduciary and discretionary authority to make findings of fact and to construe the terms of the Plan and, to the full extent permitted by law, the determination of the claims official (if no review is properly requested or the decision of the review official on review, if review has been properly requested) shall be final and binding on all parties unless held by a court of competent jurisdiction to constitute an abuse of discretion.

SECTION 11.12.  -  CONFLICTING CLAIMS

                 If the Administrator is confronted with conflicting claims concerning a Participant's (or an Alternate Payee's) Nonqualified Accounts, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys' fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant's (or an Alternate Payee's) Nonqualified Accounts.

SECTION 11.13.  -  SERVICE OF PROCESS

                 The Secretary of Sunrise Medical Inc. is hereby designated as agent of the Plan for the service of legal process.


                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

SECTION 12.1.  -  TERMINATION OF THE PLAN

                 (a) While the Plan is intended as a permanent program, the Board shall have the right at any time to declare the Plan terminated completely as to the Companies or as to any Company or any division, facility or other operational unit thereof; provided, however, that the termination of the Plan shall not decrease the Vested percentage or amount of interest any Participant or any other person entitled to payment under the Plan has in the Participant's (or an Alternate Payee's) Nonqualified Accounts, and the termination of the Plan shall not amend or modify any requirement of Sunrise Medical Inc. to make contributions to the Trust with respect to the amounts credited to the Nonqualified Accounts of Participants as of the date of termination. In the event of a termination of the Plan, the Plan may be amended by the Board to provide for immediate lump sum distributions of the Nonqualified Accounts of Participants (and Alternate Payees) upon such termination.

                 (b) Discharge or layoff of Employees of a Company or any unit thereof without such a declaration shall not result in a termination of the Plan.

                 (c) Except as provided in subsection (a), in the event of any termination of the Plan, the Administrator shall continue to maintain Participants' (and Alternate Payees') Nonqualified Accounts and payment of such Nonqualified Accounts shall be made in accordance with Articles VIII, IX and X.

SECTION 12.2.  -  LIMITATION ON RIGHTS OF EMPLOYEES

                 The Plan is strictly a voluntary undertaking on the part of Sunrise Medical Inc. and shall not constitute a contract between a Company and any Employee with respect to, or consideration for, or an inducement or condition of, the employment of an Employee. Nothing contained in the Plan shall give any Employee the right to be retained in the service of a Company or to interfere with or restrict the rights of the Companies, which are hereby expressly reserved, to discharge or retire any Employee, except as provided by law, at any time without notice and with or without cause. Inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Employees, Participants, "Beneficiaries", Alternate Payees or any other persons entitled to payments under the Plan. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

SECTION 12.3.  -  UNFUNDED OBLIGATIONS OF SUNRISE MEDICAL INC.

                 Sunrise Medical Inc. shall be obligated to make all payments under the Plan. The obligations of Sunrise Medical Inc. under the Plan shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of Sunrise Medical Inc. or the other Companies for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan. The interest of any Participant or any other person hereunder shall be limited to the right to receive the benefits as set forth herein. To the extent that a Participant or any other person acquires a right to receive benefits under the Plan, such rights shall be no greater than the right of an unsecured general creditor of Sunrise Medical Inc.

SECTION 12.4.  -  GRANTOR TRUST

                 (a) Sunrise Medical Inc. shall establish a grantor trust (the "Trust") in connection with the Plan, and shall make irrevocable contributions to the Trust in accordance with the terms of the trust agreement (the "Trust Agreement") establishing the Trust. Sunrise Medical Inc. shall designate the trustee of the Trust. The Trust Agreement shall provide that the Trust assets shall be subject to the claims of the creditors of Sunrise Medical Inc. in the event of the "Insolvency" (as defined in the Trust Agreement) of Sunrise Medical Inc., and that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. The Trust Agreement shall provide that Sunrise Medical Inc. shall make contributions to the Trust in amounts equal to the nonqualified deferred compensation credits, nonqualified profit sharing restoration credits and nonqualified supplemental contribution credits that are credited to each Active Participant's Nonqualified Accounts under Sections 4.1, 4.2 and 4.3 not later than 30 days after such amounts are credited to such Active Participant's Nonqualified Accounts.

                 (b) The Trust Agreement shall provide that the trustee of the Trust shall invest the assets in the Trust as directed by Sunrise Medical Inc. Sunrise Medical Inc. may, but shall not be obligated to, direct the trustee to invest the assets of the Trust in the investment or investments that comprise the Investment Fund or Funds to which a Participant's Nonqualified Accounts are allocated in accordance with Article VI.

                 (c) Sunrise Medical Inc. may cause the payment of benefits under the Plan to be made, in whole or in part, by the Trust in accordance with the terms of the Trust Agreement. The Trust Agreement shall provide that, in the event of a Change in Control, the Trustee shall cause the Trust to make all payments of benefits under the Plan, except to the extent the payment of benefits is made by Sunrise Medical Inc. or prohibited by the terms of the Trust Agreement.

                 (d) Any payment of benefits by the Trust shall be in satisfaction of the obligations of Sunrise Medical Inc. under the Plan. Notwithstanding the establishment of the Trust, and any contributions made by Sunrise Medical Inc. to the Trust, Sunrise Medical Inc. shall remain obligated to make all payments of benefits under the Plan, except to the extent such payments are made by the Trust in accordance with the Trust Agreement.

SECTION 12.5.  -  TAX WITHHOLDING

                 The Company shall have the right to deduct from any payment to a Participant or any other person or persons to whom benefits are to be paid under the Plan, or from any payment of other compensation to a Participant, any federal, state or local taxes required by law to be withheld with respect to payments to be made under the Plan.

SECTION 12.6.  -  ERRORS AND MISSTATEMENTS

                 In the event of any misstatement or omission of fact by a Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and the Companies shall pay the Participant or any other person entitled to payment under the Plan any underpayment in cash in a lump sum or to recoup any overpayment from future payments to the Participant or any other person entitled to payment under the Plan in such amounts as the Administrator shall direct or to proceed against the Participant or any other person entitled to payment under the Plan for recovery of any such overpayment.

SECTION 12.7.  -  PAYMENT ON BEHALF OF MINOR, ETC.

                 In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Companies, the Board, the Administrator, the Committee and their officers, directors and Employees.

SECTION 12.8.  -  AMENDMENT OF PLAN

                 As limited by any applicable law, the Plan may be wholly or partially amended by the Board in any manner from time to time, including retroactive amendments necessary to conform to the provisions and requirements of ERISA or the Code or regulations pursuant thereto; provided, however, that no amendment shall decrease the Vested percentage or amount of interest any Participant or any other person entitled to payment under the Plan has in the Participant's Nonqualified Accounts, and no amendment relating to any requirement of Sunrise Medical Inc. to make contributions to the Trust shall be effective with respect to the amounts credited to the Nonqualified Accounts of Participants as of the date of adoption of such amendment.

SECTION 12.9.  -  GOVERNING LAW

                 This Plan shall be construed, administered and governed in all respects under and by applicable federal laws and, where state law is applicable, the laws of the State of California.

SECTION 12.10.  -  PRONOUNS AND PLURALITY

                  The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

SECTION 12.11.  -  TITLES

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 12.12.  -  REFERENCES

                  Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.

                 Executed at Carlsbad, California this ______ day of __________, 1998.

                                   SUNRISE MEDICAL INC.


                                   By:___________________________________

                                   Title:_________________________________

                                   SUMMARY OF

                            THE SUNRISE MEDICAL INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN









JUNE, 1998



                                   SUMMARY OF

                            THE SUNRISE MEDICAL INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


The Sunrise Medical Inc. Supplemental Executive Retirement Plan (the "Executive Plan") is a supplemental executive retirement plan which is maintained by Sunrise Medical Inc. ("Sunrise") for the purpose of providing deferred compensation, profit sharing restoration benefits and supplemental benefits to a group of highly compensated Associates of Sunrise and its subsidiaries. The Executive Plan is effective as of June 30, 1998.

The Executive Plan provides an eligible Associate with an opportunity to defer up to 25% of the Associate's bonus under The Sunrise Medical Inc. Management Incentive Bonus Program (the "MIB Program") on a pre-tax basis.

In addition, the Executive Plan provides an eligible Associate with tax-deferred profit sharing restoration credits that are determined based on the discretionary profit sharing contributions that are made to The Sunrise Medical Inc. Profit Sharing/Savings Plan (the "Savings Plan"). The Executive Plan may also provide an eligible Associate with tax-deferred supplemental contribution credits in amounts that are determined in the discretion of the Sunrise Board of Directors.

This following set of questions and answers should help you understand how the Executive Plan works. If you have any questions about the Executive Plan, you should review the Executive Plan document (and the trust agreement establishing the Trust under the Executive Plan), or you should contact the Administrator of the Executive Plan.

                          ELIGIBILITY AND PARTICIPATION

WHO IS ELIGIBLE TO PARTICIPATE IN THE EXECUTIVE PLAN?

You must be a participant in the Savings Plan in order to be eligible to participate in the Executive Plan. However, you are not required to defer compensation under the Savings Plan in order to participate.

In addition, your "Base Compensation" must be greater than $140,000 (or such greater dollar amount as is established under the terms of the Executive Plan) in order to be eligible to participate in the Executive Plan.

Your "Base Compensation" is the annual rate of your salary, excluding bonuses, commissions, incentive compensation, fringe benefits, expense reimbursements and other similar amounts.

WHEN DO I BECOME AN "ACTIVE PARTICIPANT" IN THE EXECUTIVE PLAN?

You become an "Active Participant" on the first day of the calendar month on which you first satisfy the eligibility requirements described above. You will remain an "Active Participant" until the end of that plan year. (The plan year of the Executive Plan is the fiscal year of Sunrise.)

You will be an "Active Participant" for each subsequent plan year only if you meet the eligibility requirements on the first day of that plan year.

You will become an "Active Participant" on June 30, 1998 if you are a participant in the Savings Plan and if your "Base Compensation" is greater than $140,000 on that date. In that case, you may participate in the Executive Plan for the plan year ending on July 3, 1998.

HOW DO I ELECT TO DEFER MY BONUS UNDER THE EXECUTIVE PLAN?

The Administrator of the Executive Plan will provide you with a Bonus Compensation Deferral Election form. You will need to complete and execute the Bonus Compensation Deferral Election form and return it prior to the beginning of the plan year (or the calendar month in which you first become an "Active Participant").

You designate the percentage of your "Bonus Compensation" that you would like to defer on the form. Once you have submitted your form for a plan year, your election becomes irrevocable.

If you become an "Active Participant" on June 30, 1998, you may defer your "Bonus Compensation" for the plan year ending on July 3, 1998. You will need to complete and execute the Bonus Compensation Deferral Election form for that plan year and return it before June 30, 1998.

HOW DO I ELECT THE FORM OF MY DISTRIBUTIONS UNDER THE EXECUTIVE PLAN?

When you first become an "Active Participant," you must elect whether to receive distributions upon your Normal Retirement, Disability Retirement or death (if you are then employed by Sunrise and its subsidiaries) in the form of a lump sum payment or installment payments. If you elect installment payments, you must elect the number of years (not greater than 10 years) over which your installment payments will be made, and whether the installments will be paid annually or quarterly.

You may make a separate distribution election for each distribution event. For example, you may elect to receive annual installment payments for 10 years in the event of your Normal Retirement, and elect to receive a lump sum payment in the event of your Disability Retirement or death.

Your initial distribution elections will be made on your first Bonus Compensation Deferral Election form. You may change your distribution elections at a later time, subject to certain requirements and limitations. See "May I change my distribution elections?".

Your distribution elections will not apply if you terminate employment prior to your Normal Retirement, Disability Retirement or death. In that case, your distribution will be made in the form of a lump sum payment. See "How will my Accounts be paid upon termination of employment prior to Normal Retirement, Disability Retirement or death?".

WHAT HAPPENS IF I DO NOT MEET THE ELIGIBILITY REQUIREMENTS IN A LATER PLAN YEAR?

If you become an "Active Participant" for a plan year, and you do not meet the eligibility requirements on the first day of a later plan year, you will not be an "Active Participant" for that later plan year. You will not be able to defer your "Bonus Compensation," and you will not be eligible to receive profit sharing restoration or supplemental contribution credits for that plan year.

However, you will remain a "Participant" in the Executive Plan. You will continue to earn service toward the vesting of your Accounts under the Executive Plan and all rules regarding distributions will continue to apply.

If you meet the eligibility requirements on the first day of a subsequent plan year, you will again become an "Active Participant." You will then be able to defer your "Bonus Compensation" for that plan year and be eligible to receive profit sharing restoration or supplemental contribution credits.

                                 BONUS DEFERRALS

HOW DO BONUS DEFERRALS UNDER THE EXECUTIVE PLAN WORK?

You may defer any whole percentage of your "Bonus Compensation" up to 25% of your "Bonus Compensation."

Your "Bonus Compensation" deferrals are credited to your Nonqualified Deferred Compensation Account under the Executive Plan on the date on which your bonus is paid.

HOW IS MY "BONUS COMPENSATION" DETERMINED?

Your "Bonus Compensation" for a Plan Year means your bonus earned during the fiscal year of Sunrise that coincides with the plan year under the MIB Program, less the 20% of the bonus that is required to be deferred under the MIB Program. In addition, your "Bonus Compensation" includes any bonus that was previously required to be deferred under the MIB Program, but is now earned during the fiscal year of Sunrise that coincides with the plan year.

     EXAMPLE: You elect to defer 10% of your "Bonus Compensation" for the plan year ending on June 30, 2000. Your "Bonus Compensation" for the plan year ending on June 30, 2000 means the bonus earned by you during the Sunrise fiscal year ending on the same date, reduced by the 20% that is required to be deferred under the MIB Program.

     Your "Bonus Compensation" for the plan year ended on June 30, 2000 is to be paid on September 1, 2000. Accordingly, 10% of your bonus that would be paid (after reduction for any amount required to be deferred to later fiscal years) will be then be deferred.

     Your bonus for the fiscal year ending on June 30, 2000 is $50,000. This bonus amount is reduced by 20%, or $10,000, which is required to be deferred under the MIB Program. Accordingly, your "Bonus Compensation" for the plan year ending on June 30, 2000 is $40,000. You defer 10% of $40,000, or $4,000, under the Executive Plan.

     In addition, your "Bonus Compensation" for the plan year ended on June 30, 2000 may include deferred portions of your bonuses for the 1998 and 1999 fiscal years if the conditions are met under the MIB Program for their payment. Your "Bonus Compensation" for the plan year ending on June 30, 2000 will include these amounts, and 10% of those amounts will also be deferred under the Executive Plan.

WHEN MUST I MAKE MY ELECTION TO DEFER A PORTION OF MY BONUS?

You must elect to defer "Bonus Compensation" for any plan year before the first day of the plan year. In the above example, your 10% of Bonus Compensation deferral election must be made no later than the last day of the 1999 plan year, which will end on July 2, 1999. However, for the first year in which you are eligible to participate, your election to defer Bonus Compensation must be made not later than the last day of the month before you become eligible. If you become an "Active Participant" on June 30, 1998, your election for the plan year ending on July 3, 1998 must be made not later than June 30, 1998.

Your Bonus Compensation deferral election for a plan year only applies to that plan year. You may make a new Bonus Compensation deferral election for a subsequent plan year if you are an "Active Participant" for that plan year.

CAN I CHANGE MY BONUS DEFERRAL ELECTION?

Your Bonus Compensation deferral election for a plan year is irrevocable once the plan year begins and cannot be increased or decreased.

However, you may reduce or suspend your Bonus Compensation deferral election for a plan year if you suffer an Unforeseeable Emergency.

An "Unforeseeable Emergency" is a severe financial hardship resulting from extraordinary and unforeseeable circumstances as a result of one or more events beyond your control. The requirements for an "Unforeseeable Emergency" are much more limited than the requirements for a "Hardship" under the Savings Plan.

The reduction or discontinuance of your Bonus Compensation deferrals may not exceed the amount necessary to satisfy the Unforeseeable Emergency, after considering the amount of your Unforeseeable Emergency which can be satisfied from other resources reasonably available to you. The reduction or discontinuance applies only to your Bonus Compensation deferrals that have not yet been made and not retroactively to amounts previously deferred. If you discontinue your Bonus Compensation deferrals for a plan year, you may not defer your Bonus Compensation for the following plan year.

CAN MY BONUS DEFERRAL ELECTION LIMIT MY "HARDSHIP" WITHDRAWALS UNDER THE SAVINGS PLAN?

Yes. The Savings Plan requires that you suspend all compensation deferrals under all Sunrise plans for 12 months in order to make a "Hardship" withdrawal under the Savings Plan. However, unless you have an "Unforeseeable Emergency," you will not be able to suspend your Bonus Compensation deferral election under the Executive Plan. This may prevent you from receiving a "Hardship" withdrawal under the Savings Plan.

WHAT HAPPENS TO MY DEFERRED "BONUS COMPENSATION"?

The "Bonus Compensation" that you defer remains a general, unsecured liability of Sunrise. Sunrise will establish an account on your behalf, which will be carried on the books of Sunrise as an obligation to pay you the deferred amount plus any earnings credits (described under "Investment of your Accounts" on page
7). You or your beneficiary will become an unsecured creditor of Sunrise with no preferential right to or interest in any particular asset owned by Sunrise.

                       PROFIT SHARING RESTORATION CREDITS;
                        SUPPLEMENTAL CONTRIBUTION CREDITS

WHY ARE PROFIT SHARING RESTORATION CREDITS PROVIDED UNDER THE EXECUTIVE PLAN?

If you are an "Active Participant" in the Executive Plan for a plan year, you may receive tax-deferred profit sharing restoration credits based on the discretionary profit sharing contributions made by Sunrise under the Savings Plan.

Your allocation of discretionary profit sharing contributions under the Savings Plan is based on your "Compensation," as defined under the Savings Plan. The Internal Revenue Code limits the dollar amount of "Compensation" that can be taken into account under the Savings Plan. For example, the Savings Plan will not take into account your "Compensation" in excess of $160,000 for the plan year ending on June 30, 1998. The Savings Plan will also not count as "Compensation" your bonuses deferred under the Executive Plan. As a result, your allocation of discretionary profit sharing contributions under the Savings Plan will not reflect your total "Compensation."

Therefore, your profit sharing restoration credits are based on the additional discretionary profit sharing contributions that you would receive under the Savings Plan if your total compensation were taken into account. However, the total of your allocation of discretionary profit sharing contributions under the Savings Plan and your profit sharing restoration credits under the Executive Plan will not exceed 10% of your "Compensation" for the plan year.

Your profit sharing restoration credits are based on the plan year of the Savings Plan that ends nearest to the last day of the plan year of the Executive Plan.

HOW ARE MY PROFIT SHARING RESTORATION CREDITS UNDER THE EXECUTIVE PLAN
DETERMINED?

If you are an "Active Participant" in the Executive Plan for a plan year, you will receive a profit sharing restoration credit that is based on the additional discretionary profit sharing contribution that you would have received if your total "Compensation" had been counted under the Savings Plan, subject to the 10% of "Compensation" limitation described above.

     EXAMPLE: Assume that Sunrise makes a discretionary profit sharing contribution under the Savings Plan for the plan year ending on June 30, 1998. You are an "Active Participant" in the Executive Plan for the plan year ending on July 3, 1998 and you receive total "Compensation" of $250,000 during the plan year of the Savings Plan ending on June 30, 1998. However, only $160,000 of your "Compensation" is taken into account in allocating the discretionary profit sharing contribution under the Savings Plan.

     Sunrise makes a discretionary profit sharing contribution for that plan year of 5% of each Associate's "Compensation" up to the Social Security Wage Base (i.e., $65,400) and 10% of each Associate's "Compensation" that exceeds the Social Security Wage Base. An Associate's "Compensation" in excess of $160,000 is disregarded.

     You receive a profit sharing restoration credit under the Executive Plan equal to 10% of the portion of your "Compensation" that is not taken into account under the Savings Plan. Specifically, a profit sharing restoration credit of $9,000 (10% of $90,000) is credited to your account in the Executive Plan.

Your profit sharing restoration credit under the Executive Plan will be determined assuming that you did not defer any "Bonus Compensation" under the Executive Plan. For example, if you defer a portion of your "Bonus Compensation" that is otherwise payable in September of 1998, your profit sharing restoration credit for the plan year of the Executive Plan ending on July 2, 1999 (which is based on the plan year of the Savings Plan ending on June 30, 1999) will be determined as if you received all of your "Bonus Compensation" payable during that month.

Your profit sharing restoration credits will be credited to your Nonqualified Employer Contributions Account under the Executive Plan. Those amounts will be credited on the date on which the discretionary profit sharing contributions are made to the Savings Plan.

HOW ARE MY SUPPLEMENTAL CONTRIBUTION CREDITS UNDER THE EXECUTIVE PLAN
DETERMINED?

If you are an "Active Participant" in the Executive Plan for a plan year, you may receive a tax-deferred supplemental contribution credit that is determined in the discretion of the Sunrise Board of Directors. Your supplemental contribution credits, if any, will be credited to your Nonqualified Employer Contributions Account under the Executive Plan on the date specified by the Sunrise Board of Directors.

                          YOUR ACCOUNTS UNDER THE PLAN;
                           INVESTMENT OF YOUR ACCOUNTS

HOW DO I DETERMINE HOW MUCH I AM ENTITLED TO RECEIVE UNDER THE EXECUTIVE PLAN?

Your benefits under the Executive Plan are determined by the amounts credited to your accounts. Your accounts include your "Nonqualified Deferred Compensation Account" and your "Nonqualified Employer Contributions Account."

Your Bonus Compensation deferral credits are credited to your "Nonqualified Deferred Compensation Account." Your profit sharing restoration credits and supplemental contribution credits (if any) are credited to your "Nonqualified Employer Contributions Account."

Each account is credited with interest, earnings, gains or losses in the manner described below.

HOW ARE THE EARNINGS CREDITED TO MY ACCOUNTS DETERMINED?

Sunrise has selected American Express Trust Company ("American Express") as trustee, recordkeeper and investment manager for the Executive Plan. (American Express has provided these same services for the Savings Plan since 1990.)

Using American Express as the investment manager enables the Executive Plan to mirror many of the investment funds provided in the Savings Plan. Also, using American Express as the recordkeeper allows for the convenience of a combined statement showing your Savings Plan accounts and your Executive Plan accounts, as separate items, on a quarterly basis. As in the Savings Plan, your accounts in the Executive Plan will be credited with interest, earnings, gains or losses. The Executive Plan, as a nonqualified plan, is not eligible to investment in all of the same funds as the qualified Savings Plan. However, the Executive Plan presently offers the following five investment funds:

     IDS New Dimensions Fund
     IDS Stock Fund
     Franklin Mutual Shares Fund (Class I)
     IDS Mutual Fund
     IDS Selective Fund.

Other funds may be added in the future as recommended by the Administrative Committee.

You may choose to allocate your account credits to just one or all of the investment funds listed. Your allocation percentages must be in 5% increments and the total must equal 100%. Flat dollar amounts are not permitted.

MAY I CHANGE MY INVESTMENT ELECTION?

Yes. You may elect to change your allocation percentages for future account credits. Also, you may elect to transfer any whole percentage of the amount of your accounts from one investment fund to another. Changes in allocation percentages and transfers between investment funds are made by calling American Express at 1-800-521-SAVE and speaking with a customer service representative or using the automated voice response system. American Express will issue you a private investment number
(PIN) for confidential access to your accounts 24 hours a day.

HOW OFTEN ARE EARNINGS CREDITED TO MY ACCOUNTS?

The value of each investment fund is determined on each business day. The interest, earnings, gains and losses on an investment fund are allocated among the Accounts of participants that are considered invested in the investment fund in proportion to each participant's investment on the preceding business day.

MAY I CONTINUE TO DIRECT THE INVESTMENT OF MY ACCOUNTS AFTER I RETIRE OR TERMINATE EMPLOYMENT?

Yes. You may continue to direct the investment of any Bonus Compensation deferral credits, profit sharing restoration credits and supplemental contribution credits made to your Accounts after you retire or terminate employment. In addition, you may elect to transfer amounts in your Accounts from one investment fund to another after you retire or terminate employment.

CAN MY BENEFICIARY DIRECT THE INVESTMENT OF MY ACCOUNTS AFTER MY DEATH?

Yes. Your Beneficiary may direct the investment of any Bonus Compensation deferral credits, profit sharing restoration credits and supplemental contribution credits made to your Accounts after your death. Also, your Beneficiary may elect to transfer amounts credited to your Accounts from one investment fund to another. Your Beneficiary's investment fund directions will only apply to the portion of your Accounts to which that Beneficiary is entitled.

                               VESTING OF ACCOUNTS

WHEN AM I VESTED IN MY ACCOUNTS?

You are immediately fully vested in the value of your Nonqualified Deferred Compensation Account.

Your Nonqualified Employer Contribution Account will vest at 25% for each year of service beginning after two years, so that you will become fully vested after five years. This is the same vesting schedule as provided under the Savings Plan. Your years of service are determined under the Savings Plan.

In addition, if you die, become totally and permanently disabled, or reach your Normal Retirement Date (age 55), your Nonqualified Employer Contributions Account will become fully vested, provided that you are employed by Sunrise or one of its subsidiaries.

If there is a "Change in Control", your Nonqualified Employer Contributions Account will become fully vested. The definition of "Change in Control" is contained in the plan document for the Executive Plan.

                          DISTRIBUTION OF YOUR ACCOUNTS

HOW WILL MY ACCOUNTS BE PAID UPON
NORMAL RETIREMENT, DISABILITY RETIREMENT OR DEATH?

You will receive the amounts credited to your Accounts upon your Normal Retirement, Disability Retirement or death (if you are then employed by Sunrise and its subsidiaries) either as a lump sum payment or installment payments. You designate the form of distribution that applies upon your Normal Retirement, Disability Retirement or death on your Distribution Election form when you first became an "Active Participant". If you do not designate the form of your distribution, you will receive a lump sum distribution. As described below, you may change your distribution election in certain circumstances.

If you transfer your employment among Sunrise and its subsidiaries, you will not be considered to have retired or terminated your employment and you will not be entitled to a distribution upon retirement or termination of employment (as described below). However, if your employer ceases to be a subsidiary of Sunrise as a result of a merger, consolidation, reorganization, sale of stock or other transaction, and you do not transfer to Sunrise or another subsidiary, you will be considered to have retired (if you are age 55 or older) or terminated employment.

HOW WILL MY ACCOUNTS BE PAID UPON TERMINATION OF EMPLOYMENT BEFORE NORMAL RETIREMENT, DISABILITY RETIREMENT OR DEATH?

If you terminate employment prior to Normal Retirement, Disability Retirement or death, the vested amounts credited to your Accounts will be distributed to you as a lump sum payment. You will receive a lump sum payment even if you elected to receive installment payments upon your Normal Retirement, Disability Retirement or death.

HOW ARE INSTALLMENT PAYMENTS MADE?

As described above, you may elect to receive your distribution in installment payments upon your Normal Retirement, Disability Retirement or death. Installment payments are made in a fixed number of annual or quarterly installments of at least $100 during a period not to exceed 10 years. You elect the period over which you will receive installment payments and whether the payments are made quarterly or annually.

The amount of each installment payment is determined by dividing the balance in your Accounts (as adjusted for the interest, earnings, gains or losses on the investment funds in which your Accounts are considered invested and any prior withdrawals and distributions), by the remaining number of installments to be paid.

MAY I CHANGE MY DISTRIBUTION ELECTIONS?

Yes. You may change your distribution election for distributions made upon your Normal Retirement, Disability Retirement or death. However, your right to change a distribution election is subject to certain limitations.

If you change a distribution election, the change will not be effective unless a full calendar year elapses between the time the new distribution election is made or you terminate employment. If you terminate employment before the new election becomes effective, your old distribution election will apply.

     EXAMPLE: You elect to receive distributions upon your Normal Retirement in the form of annual installments for a period of ten years on your initial Bonus Deferral Election Form submitted in 1998. In June, 2000, you submit a Distribution Election Change form electing to receive a lump sum payment upon Normal Retirement. Your new distribution election will not be effective until January 1, 2002. If you terminate employment upon Normal Retirement before January 1, 2002, your original installment distribution election will apply.

You may change a distribution election by submitting a Distribution Election Change form to the Administrator of the Plan. You will need to designate the event to which your new distribution election applies (i.e., Normal Retirement, Disability Retirement or death), whether the distribution is to be made in the form of a lump sum payment or installment payments and, if you elect installment payments, the number of years (not greater than 10 years) over which your installment payments will be made and whether the installments will be paid annually or quarterly.

WHAT HAPPENS IF I DIE WHILE EMPLOYED BY SUNRISE?

If you die while employed by Sunrise and its subsidiaries, you will become 100% vested in any portion of your Accounts not already fully vested and your Accounts will be paid to your designated beneficiary or beneficiaries under the Savings Plan. In that case, your Accounts will be distributed in the form of distribution that you elected.

If you elected to have your beneficiary or beneficiaries receive installment payments, and one of your beneficiaries dies before receiving all of his or her installment payments, the portion of your Accounts to which that beneficiary was entitled will be paid in one lump sum payment to the estate of that beneficiary.

Your Savings Plan beneficiary designation may conflict with wills, trusts, or other legal documents and you are urged to consult with your individual legal counsel regarding the appropriate beneficiary designation.

WHAT HAPPENS IF I DIE AFTER NORMAL RETIREMENT OR DISABILITY RETIREMENT?

If you terminate employment upon your Normal Retirement or Disability Retirement, and you die while receiving installment payments, the installment payments will continue to your beneficiary or beneficiaries under the Savings Plan.

If one of your beneficiaries dies before receiving all of his or her installment payments, the portion of your Accounts to which that beneficiary was entitled will be paid in one lump sum payment to the estate of that beneficiary.

WHAT HAPPENS IF I DO NOT DESIGNATE A BENEFICIARY UNDER THE SAVINGS PLAN?

If you do not designate a beneficiary under the Savings Plan, your distribution will be made to your surviving spouse. If you do not have a surviving spouse, your distribution will be made to your legal heirs.

WHAT HAPPENS IF I NEED THE DEFERRED AMOUNTS EARLIER THAN PLANNED?

In the event of an Unforeseeable Emergency as described in "Can I change my bonus deferral election during the plan year?", the Administrator may, in its discretion, authorize an early distribution from your Accounts. Your withdrawal in the event of an Unforeseeable Emergency is limited to the amount that is necessary to remedy your Unforeseeable Emergency. If you make such a withdrawal, you may not make any "Bonus Compensation" deferrals under the Executive Plan for the plan year beginning after your withdrawal. (Note, too, that if you make a hardship withdrawal under the Savings Plan, you will not be permitted to defer under the Executive Plan for the plan year beginning on or after your withdrawal.) Such a withdrawal will be taxed as ordinary income for Federal income tax purposes in the year of withdrawal. The Administrator will provide you with more information concerning the availability of these withdrawals upon request.

MAY I MAKE A WITHDRAWAL IF I DO NOT HAVE AN UNFORESEEABLE EMERGENCY?

You may make a withdrawal from your Accounts even if you do not have an Unforeseeable Emergency. However, a portion of your Accounts will be forfeited if you make a withdrawal under these circumstances.

You may designate the amount of your Accounts that is subject to withdrawal. You will receive 85% of the amount that you designated. The remaining 15% of the amount designated is forfeited upon the withdrawal. This forfeiture is necessary in order to impose a substantial limitation or restriction on your ability to withdraw the amounts in your Accounts. The Administrator will provide you with more information concerning the availability of these withdrawals upon request.

CAN I PLEDGE MY ACCOUNTS AS SECURITY FOR A LOAN?

No. You cannot borrow from the Executive Plan nor use your Accounts as collateral for a loan.

                                  TRUST FUNDING

IS THE EXECUTIVE PLAN FUNDED BY A TRUST?

Sunrise will establish a grantor trust (which is commonly referred to as a "rabbi trust") (the "Trust") in connection with the Executive Plan. The Trust may be used to make distributions under the Executive Plan. American Express will act as Trustee for the Executive Plan.

Sunrise will make contributions to the Trust in amounts equal to the Bonus Compensation deferral credits, profit sharing restoration credits and supplemental contribution credits that are credited to each Participant's accounts. Sunrise will make contributions not later than 30 days after the date on which such amounts are credited to a Participant's Accounts.

HOW DOES THE TRUST WORK?

As described above, Sunrise will make irrevocable contributions to the Trust for purposes of providing benefits under the Executive Plan.

Benefits under the Executive Plan will be paid from the Trust as directed by Sunrise. Sunrise may pay benefits under the Executive Plan directly to Participants and their beneficiaries. If the assets of the Trust are not sufficient to pay benefits under the Executive Plan, Sunrise will pay the benefits directly.

The assets of the Trust, and the earnings on those assets, will be held separate and apart from the other funds of Sunrise, and will be used exclusively to provide benefits under the Executive Plan, unless used to satisfy the claims of the general creditors of Sunrise. Sunrise will direct the investment of the assets of the Trust. Sunrise may direct that the assets of the Trust be invested in the investment funds designated by Participants. However, Sunrise will not be required to direct such investments.

The Trust will NOT provide benefits under the Executive Plan if Sunrise becomes "Insolvent". Sunrise will be considered "Insolvent" if Sunrise is unable to pay its debts as they become due, or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. Accordingly, your benefits under the Executive Plan will NOT be protected by the Trust if Sunrise becomes "Insolvent."

WHAT HAPPENS IF SUNRISE BECOMES "INSOLVENT"?

If Sunrise becomes "Insolvent," the Trust will discontinue the payment of benefits under the Executive Plan. The assets of the Trust will be held for the benefit of Sunrise's general creditors. In that case, you will not receive any further payments from the Trust.

If the trustee of the Trust later determines that Sunrise is no longer "Insolvent", benefit payments from the Trust may resume to the extent that there are assets in the Trust.

DOES THE TRUST CHANGE MY STATUS AS A GENERAL, UNSECURED CREDITOR OF SUNRISE?

No. You have an unsecured, contractual right to benefits under the Executive Plan. You are a general, unsecured creditor of Sunrise with respect to your benefits, and you have no preferred claim on, or any beneficial ownership interest in, any of the assets of the Trust. As described above, the assets of the Trust will be subject to the claims of Sunrise's general creditors under federal and state law in the event that Sunrise becomes "Insolvent."

                 FEDERAL INCOME AND EMPLOYMENT TAX CONSEQUENCES

IF I ELECT TO DEFER MY BONUS, WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES?

The Executive Plan is designed to operate as a tax deferral plan. This means that you do not recognize the Bonus Compensation you defer as income for Federal income tax purposes for the calendar year in which it would otherwise have been paid. Instead, your deferred Bonus Compensation and any interest credited to your Nonqualified Deferred Compensation Account under the Executive Plan will be recognized as income for Federal income tax purposes in the calendar year it is distributed to you.

WHAT ARE THE SOCIAL SECURITY AND MEDICARE
TAX CONSEQUENCES OF DEFERRING BONUS COMPENSATION?

Your deferred Bonus Compensation remains subject to Social Security (to the extent your calendar year-to-date compensation in that year is under the Social Security Wage Base) and Medicare taxes (i.e., FICA taxes) for the calendar year in which your deferred Bonus Compensation would otherwise have been paid.

The profit sharing restoration credits and supplemental contributions credits that are credited to your Nonqualified Employer Contribution Account, and any interest credited on those amounts, under the Executive Plan are subject to Social Security (if any) and Medicare taxes when you become vested in those amounts.

Distributions from your Accounts are not subject to Social Security and Medicare taxes at the time of payment.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF
RECEIVING DISTRIBUTIONS FROM THE EXECUTIVE PLAN?

Distributions from the Executive Plan will be taxed as ordinary income for Federal income tax purposes in the year you or your beneficiary receive the payment.

The Executive Plan is not a qualified retirement plan, and your distributions under the Executive Plan will not be eligible for the special Federal income tax treatment (e.g., five or ten year averaging) which may be available for your distributions under the Savings Plan. Also, you may not defer taxation on your distribution by rolling your distribution to a qualified retirement plan or to an Individual Retirement Account or Annuity.

                               PLAN ADMINISTRATION

WHO ADMINISTERS THE EXECUTIVE PLAN?

The Administrative Committee appointed by Sunrise is the "Administrator" and is responsible for the administration and operation of the Executive Plan. The Administrative Committee has full discretionary power and authority to interpret the Executive Plan, to make findings of fact, to determine questions of eligibility and vesting of participants and to determine entitlement to account credits and distributions under the Executive Plan. The Administrative Committee consists of Sunrise's Chief Executive Officer, Chief Financial Officer and Vice-President of Corporate Human Resources.

CAN THE EXECUTIVE PLAN BE AMENDED OR TERMINATED?

The Sunrise Board of Directors may amend the Executive Plan in any manner from time to time. However, no amendment will decrease your vested percentage or amount of interest in your Accounts under the Executive Plan. Also, no amendment relating to any requirement of Sunrise to make contributions to the Trust will be effective with respect to the amounts credited to your Accounts on the date of the adoption of the amendment.

ARE ALL OF THE PROVISIONS IN THE EXECUTIVE PLAN DESCRIBED IN THIS SUMMARY?

No. This is only a summary of certain of the provisions of the Executive Plan. The actual provisions controlling the operation of the Executive Plan are more complex and are contained in the Executive Plan document.

WHAT HAPPENS IF THERE IS A CONFLICT BETWEEN THE EXECUTIVE PLAN DOCUMENT AND THIS DOCUMENT?

All questions about your rights and the rights of your beneficiaries will be determined by reference to the Executive Plan document. In the event of any conflict between any provision contained in this document and the terms of the Executive Plan document or in the event any provision is not discussed in this summary, the terms of the Executive Plan document will control.

WHAT IF A DISPUTE ARISES OVER MY BENEFITS?

If you believe an error has been made in your benefits under the Executive Plan, you should promptly give your claim in writing to the claims official appointed by the Administrative Committee. The Executive Plan provides a procedure for handling disputes in case your written claim is not honored. In this case, you will receive detailed written instructions on how to appeal. You may appeal any denial of a written claim to the review official appointed by the Administrative Committee.

                                   SUMMARY OF
                            THE SUNRISE MEDICAL INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----

ELIGIBILITY AND PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . .1


Who is eligible to participate in the Executive Plan?. . . . . . . . . . . . .1
  When do I become an "Active Participant" in the Executive Plan?. . . . . . .2
  How do I elect to defer my bonus under the Executive Plan? . . . . . . . . .2
  How do I elect the form of my distributions under the Executive Plan?. . . .2
  What happens if I do not meet the eligibility requirements in a later plan year?. . . . . . . . . . . . . . . . . . . . . . . . . . .3

BONUS DEFERRALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

  How do bonus deferrals under the Executive Plan work?. . . . . . . . . . . .3
  How is my "Bonus Compensation" determined? . . . . . . . . . . . . . . . . .3
  When must I make my election to defer a portion of my bonus? . . . . . . . .4
  Can I change my bonus deferral election? . . . . . . . . . . . . . . . . . .4
  Can my bonus deferral election limit my "Hardship" withdrawals under the Savings Plan?. . . . . . . . . . . . . . . . . . . . . . . . . .5
  What happens to my deferred "Bonus Compensation"?. . . . . . . . . . . . . .5

PROFIT SHARING RESTORATION CREDITS;
SUPPLEMENTAL CONTRIBUTION CREDITS. . . . . . . . . . . . . . . . . . . . . . .5

  Why are profit sharing restoration credits provided under
    the Executive Plan?. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
  How are my profit sharing restoration credits under the Executive Plan determined?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
  How are my supplemental contribution credits under the Executive Plan determined?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

YOUR ACCOUNTS UNDER THE PLAN;. . . . . . . . . . . . . . . . . . . . . . . . .7

  How do I determine how much I am entitled to receive under the
    Executive Plan?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
  How are the earnings credited to my accounts determined? . . . . . . . . . .7
  May I change my investment election? . . . . . . . . . . . . . . . . . . . .7
  How often are earnings credited to my Accounts?. . . . . . . . . . . . . . .8
  May I continue to direct the investment of my. . . . . . . . . . . . . . . .8
  Accounts after I retire or terminate employment? . . . . . . . . . . . . . .8
  Can my Beneficiary direct the investment of my Accounts after my death? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8


VESTING OF ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

  When am I vested in my Accounts? . . . . . . . . . . . . . . . . . . . . . .8

                                   SUMMARY OF
                            THE SUNRISE MEDICAL INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----

DISTRIBUTION OF YOUR ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . .9

     How will my Accounts be paid upon . . . . . . . . . . . . . . . . . . . .9
     Normal Retirement, Disability Retirement or death?. . . . . . . . . . . .9
     How will my Accounts be paid upon termination of
       employment before Normal Retirement, Disability Retirement or death?. .9
     How are installment payments made?. . . . . . . . . . . . . . . . . . . .9
     May I change my distribution elections? . . . . . . . . . . . . . . . . .9
     What happens if I die while employed by Sunrise?. . . . . . . . . . . . 10
     What happens if I die after Normal Retirement or Disability
       Retirement?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     What happens if I do not designate a beneficiary under the
       Savings Plan?. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     What happens if I need the deferred amounts earlier than planned? . . . 11 May I make a withdrawal if I do not have an Unforeseeable Emergency?. . 11
     Can I pledge my Accounts as security for a loan?. . . . . . . . . . . . 11

TRUST FUNDING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     Is the Executive Plan funded by a trust?. . . . . . . . . . . . . . . . 11
     How does the Trust work?. . . . . . . . . . . . . . . . . . . . . . . . 12
     What happens if Sunrise becomes "Insolvent"?. . . . . . . . . . . . . . 12
     Does the Trust change my status as a general, unsecured creditor of
       Sunrise? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

FEDERAL INCOME AND EMPLOYMENT TAX CONSEQUENCES . . . . . . . . . . . . . . . 13

     If I elect to defer my bonus, what are the Federal income
       tax consequences?. . . . . . . . . . . . . . . . . . . . . . . . . . .13
     What are the Social Security and Medicare
       tax consequences of deferring Bonus Compensation?. . . . . . . . . . .13
     What are the Federal income tax consequences of
       receiving distributions from the Executive Plan? . . . . . . . . . . .13

PLAN ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     Who administers the Executive Plan? . . . . . . . . . . . . . . . . . . 13
     Can the Executive Plan be amended or terminated?. . . . . . . . . . . . 14
     Are all of the provisions in the Executive Plan described
       in this summary?. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     What happens if there is a conflict between
       the Executive Plan document and this document? . . . . . . . . . . . .14
     What if a dispute arises over my benefits?. . . . . . . . . . . . . . . 14



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